The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed pursuant to Rule 424(b)(3)
 Registration No. 333-274977
SUBJECT TO COMPLETION, DATED MAY 12, 2025
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated October 13, 2023)
$520,000,000
Common Stock

The forward sellers referred to below are offering $520,000,000 of shares of our common stock, $.01 par value per share. We expect to enter into forward sale agreements with each of Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Barclays Bank PLC and Wells Fargo Bank, National Association, whom we refer to in such capacity as the “forward purchasers,” with respect to an aggregate of $520,000,000 of shares of our common stock. In connection with these forward sale agreements, the forward purchasers or their affiliates and/or agents, whom we refer to in such capacity as the “forward sellers,” at our request, are borrowing from third parties and selling to the underwriters an aggregate of $520,000,000 of shares of our common stock. If in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow and deliver for sale on the anticipated closing date a number of shares of our common stock underlying its forward sale agreement, or it or its affiliate would be unable to borrow, at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date such number of shares of our common stock, or if certain other conditions to such forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares that such forward seller does not borrow and deliver.
We will not initially receive any proceeds from the sale of the shares of our common stock sold by the forward sellers to the underwriters, except in certain circumstances described in this prospectus supplement, including the last sentence of the previous paragraph. Each forward sale agreement provides for settlement on a settlement date or dates to be specified at our discretion on or prior to January 15, 2027. If we elect to cash settle all or a portion of the forward sale agreements, we may not receive any proceeds from such election, and we may owe cash to one or more of the forward purchasers. If we elect to net share settle all or a portion of the forward sale agreements, we will not receive any cash proceeds from such election, and we may owe shares of our common stock to one or more of the forward purchasers. See “Underwriting (Conflicts of Interest) — Forward Sale Agreements” for a description of the forward sale agreements.
Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “AEE.” The last reported sale price of our common stock on May 9, 2025 was $97.40 per share.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Offering Price	Underwriting Discount	Proceeds, Before Expenses, to Ameren
Per share
Total	$	$	$

(1)
We expect to receive net proceeds, before expenses, from the sale of our common stock of approximately $       ($       if the underwriters’ option to purchase additional shares of our common stock is exercised in full, as described in detail below) upon full physical settlement of the forward sale agreements, which we expect to occur on or prior to January 15, 2027. For purposes of calculating the estimated net proceeds to us, we have assumed that the forward sale agreements are fully physically settled based on the initial forward sale price of $      per share, which is equal to the offering price per share less the underwriting discount shown above. The forward sale price is subject to adjustment pursuant to the forward sale agreements, and the actual proceeds, if any, will be calculated as described in this prospectus supplement. Although we expect to settle the forward sale agreements entirely by the full physical delivery of shares of our common stock to the forward purchasers in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under one or more forward sale agreements, in which case we may receive no cash proceeds or substantially less cash proceeds than is reflected in the above table upon settlement, or we may be required to deliver cash or shares of our common stock to the forward purchasers. See “Underwriting (Conflicts of Interest) — Forward Sale Agreements” for a description of the forward sale agreements.

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional $78,000,000 of shares of our common stock at a price of $      per share. If such option is exercised, we may, in our sole discretion, enter into additional forward sale agreements with each of the forward purchasers in respect of the number of shares of our common stock that are subject to the exercise of such option. Unless the context requires otherwise, the term “forward sale agreements” as used in this prospectus supplement includes any additional forward sale agreements that we may enter into with a forward purchaser in connection with the exercise by the underwriters of their option to purchase additional shares of our common stock. If such option is exercised and we elect not to enter into additional forward sale agreements, we have agreed to issue and sell directly to the underwriters the number of shares of our common stock that are subject to the exercise of such option. If we enter into additional forward sale agreements, and if in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow, or is unable to borrow at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date for the exercise of such option, a number of shares of our common stock underlying its additional forward sale agreement, or if certain other conditions to such forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that such forward seller does not borrow and deliver.
The underwriters expect to deliver the shares of our common stock on or about May   , 2025.

Joint Book-Running Managers
Goldman Sachs & Co. LLC	J.P. Morgan	Barclays	Wells Fargo Securities
May   , 2025

Prospectus Supplement
Prospectus

This prospectus supplement, the accompanying prospectus and any free writing prospectus that we prepare or authorize contain and/or incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters and the forward sellers and their respective affiliates and agents have not, authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. We are not, and the underwriters and the forward sellers and their respective affiliates and agents are not, making an offer to sell the shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference in this prospectus supplement or the accompanying prospectus. Our business, financial condition, results of operations and prospects may have changed since then.
In this prospectus supplement, “Ameren,” “we,” “us” and “our” refer to Ameren Corporation (and, unless the context otherwise requires, not any of its subsidiaries).

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the shares of our common stock we are offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to the shares of our common stock we are offering in this prospectus supplement. See “Description of Common Stock” in the accompanying prospectus. In the event that information in this prospectus supplement is inconsistent with information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell, at any time and from time to time, in one or more offerings, any of the securities described in the accompanying prospectus, including the shares of our common stock, up to an unspecified amount, of which this offering is a part. In this prospectus supplement, we provide you with specific information about the terms of our common stock and this offering.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference. This summary may not contain all of the information that may be important to you. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus carefully, as well as the documents incorporated by reference, which are described under “Where You Can Find More Information” in this prospectus supplement, including in particular the information referred to under “Risk Factors” in this prospectus supplement.
Ameren Corporation
Ameren, headquartered in St. Louis, Missouri, is a public utility holding company whose primary assets are its equity interests in its subsidiaries. Our subsidiaries are separate, independent legal entities with separate businesses, assets, and liabilities. Dividends on our common stock and the payment of expenses by us depend on distributions made to us by our subsidiaries. Our principal subsidiaries are listed below. We also have other subsidiaries that conduct other activities, such as providing shared services.
•
Union Electric Company, doing business as Ameren Missouri (“Ameren Missouri”), operates a rate-regulated electric generation, transmission, and distribution business and a rate-regulated natural gas distribution business in Missouri. Ameren Missouri was incorporated in Missouri in 1922 and is successor to a number of companies, the oldest of which was organized in 1881. Ameren Missouri is the largest electric utility in the state of Missouri. It supplies electric and natural gas service to a 24,000-square-mile area in central and eastern Missouri, which includes the Greater St. Louis area. Ameren Missouri supplies electric service to 1.3 million customers and natural gas service to 0.1 million customers.

•
Ameren Illinois Company, doing business as Ameren Illinois (“Ameren Illinois”), operates rate-regulated electric transmission, electric distribution, and natural gas distribution businesses in Illinois. Ameren Illinois was incorporated in Illinois in 1923 and is the successor to a number of companies, the oldest of which was organized in 1902. Ameren Illinois supplies electric and natural gas utility service to a 43,700 square mile area in central and southern Illinois. Ameren Illinois supplies electric service to 1.2 million customers and natural gas service to 0.8 million customers.

•
Ameren Transmission Company of Illinois, doing business as ATXI (“ATXI”), operates a Federal Energy Regulatory Commission rate-regulated electric transmission business in the Midcontinent Independent System Operator, Inc. ATXI was incorporated in Illinois in 2006. ATXI operates, among other assets, the Spoon River, Mark Twain, and Illinois Rivers transmission lines.

Our principal executive offices are located at 1901 Chouteau Avenue, St. Louis, Missouri 63103 and our telephone number is (314) 621-3222.

The Offering
Issuer:
Ameren Corporation, a Missouri corporation.
Common stock offered by the forward sellers:(1)
$520,000,000 of shares ($598,000,000 of shares if the underwriters’ option to purchase additional shares of our common stock is exercised in full and we elect to have the forward sellers borrow and deliver such shares to the underwriters).
Common stock outstanding immediately before this offering:(2)
270,279,151 shares.
Common stock to be outstanding immediately after this offering and after settlement of the forward sale agreements, assuming full physical settlement:(1)(2)
275,617,960 shares (276,418,781 shares if the underwriters’ option to purchase additional shares of our common stock is exercised in full).
Use of proceeds:
We will not initially receive any proceeds from the sale of the shares of our common stock offered by the forward sellers in this offering unless (i) an event occurs that requires us to sell such shares to the underwriters in lieu of the forward sellers selling such shares to the underwriters as further described elsewhere in this prospectus supplement or (ii) the underwriters exercise their option to purchase additional shares of our common stock, in whole or in part, and we elect to issue and sell the shares of our common stock covered by such option directly to the underwriters rather than requiring the forward sellers to borrow and deliver such shares to the underwriters pursuant to our election to enter into additional forward sale agreements.
We estimate that the net proceeds to us, before expenses, from the sale of shares of our common stock in connection with this offering and pursuant to the forward sale agreements will be approximately $      million (or approximately $      million if the underwriters exercise their option to purchase additional shares of common stock in full), subject to certain adjustments pursuant to the forward sale agreements and assuming full physical settlement of the forward sale agreements based on the initial forward sale price of $      per share on the effective date of the forward sale agreements. Each forward sale agreement provides for settlement on a settlement date or dates to be specified at our discretion on or prior to January 15, 2027.
The forward sale price that we expect to receive upon physical settlement of a forward sale agreement is subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of such forward sale agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price for such day. If the overnight bank funding rate decreases substantially prior to the settlement of the forward sale agreements, we may receive less than the initial forward sale price per share upon physical settlement of the forward sale agreements. Although we expect to settle the forward sale agreements entirely by the physical delivery of shares of our common stock in exchange for cash proceeds, we may, except in certain circumstances, elect cash settlement or net share settlement for all or a portion of our obligations under one or more of the forward sale agreements. If we elect to cash settle the forward sale agreements in full, we would expect to receive an amount of net proceeds that is significantly lower than the estimate set forth above, and we may not receive any net proceeds (or we may owe cash, which could be a significant amount, to the forward purchasers). If we elect to net share settle the forward sale agreements in full, we would not receive any cash proceeds from the forward purchasers (and we may be required to deliver shares of our common stock to the forward purchasers). The forward sale agreements are also subject to acceleration by the forward purchasers upon the occurrence of certain events.
We currently intend to elect full physical settlement of each forward sale agreement and to use the net proceeds, if any, that we would receive upon settlement of the forward sale agreements (or otherwise pursuant to this offering) for general corporate purposes, including to repay our short-term debt.
NYSE listing:
Our common stock trades on the NYSE under the symbol “AEE.”
Transfer agent and registrar:
Equiniti Trust Company serves as transfer agent and registrar for our common stock.
Conflicts of interest:
All of the proceeds from the sale of shares of our common stock offered by the forward sellers in this offering (excluding proceeds, if any, paid to us with respect to any shares of our common stock that we may sell to the underwriters in lieu of the forward sellers selling such shares as further described elsewhere in this prospectus supplement) will be paid to the forward purchasers. Because each forward seller, or affiliates thereof, will receive more than 5% of the net proceeds of this offering, each forward seller is deemed to have a conflict of interest within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as the shares of our common stock have a “bona fide public market” (as defined in FINRA Rule 5121). In addition, each forward seller may not make sales in this offering to any discretionary account without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)” for additional information.
Risk factors:
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement.

(1)
The forward sellers have advised that they intend to acquire shares of our common stock to be sold under this prospectus supplement through borrowings from third-party stock lenders. Subject to the occurrence of certain events, we will not be obligated to deliver shares of our common stock, if any, under the forward sale agreements until final settlement of the forward sale agreements, which provide for settlement on a settlement date or dates to be specified at our discretion on or prior to January 15,

2027. Except in certain circumstances, we have the right to elect cash settlement or net share settlement under the forward sale agreements. See “Underwriting (Conflicts of Interest) — Forward Sale Agreements” for a description of the forward sale agreements.
(2)
The number of shares of our common stock to be outstanding immediately after this offering assuming full physical settlement of the forward sale agreements assumes that we will receive total proceeds of $520 million from the sale of shares of our common stock pursuant to the forward sale agreements, that the forward sale price will be $97.40 per share of our common stock, which is equal to the last reported sale price of our common stock on the NYSE on May 9, 2025, and that we will receive an additional $78 million of proceeds pursuant to the additional forward sale agreements if the underwriters’ option to purchase additional shares of our common stock is exercised in full assuming a forward sale price of $97.40 per share of our common stock (in each case before deducting expenses). In addition, such number of shares of our common stock assumes that we will not be required to issue the shares of our common stock that are the subject of this offering in lieu of the forward sellers borrowing and selling such shares to the underwriters as further described elsewhere in this prospectus supplement.

The number of shares of our common stock to be outstanding immediately (i) before this offering, and (ii) after this offering, assuming full physical settlement of the forward sale agreements, is based on 270,279,151 shares of our common stock outstanding as of May 9, 2025, and excludes:
(a)   any shares we have delivered or may deliver under our equity compensation, employee benefit and 401(k) plans as well as our dividend reinvestment and direct stock purchase plan subsequent to May 9, 2025;
(b)   any shares we have delivered or may deliver under our at-the-market equity distribution program (“ATM program”) subsequent to May 9, 2025, including shares which may be issued under the outstanding forward sale agreements under our ATM program. These forward sale agreements require us to, at our election prior to the maturity date set forth therein, either (i) physically settle the transactions by issuing the total shares of our common stock per the respective forward sale agreement to the forward counterparties in exchange for net proceeds at the then-applicable forward sale price specified by the respective agreement or (ii) net settle the transactions in whole or in part through the delivery or receipt of cash or shares. The forward sales prices are subject to adjustment on a daily basis based on a floating interest rate factor and will decrease by other fixed amounts specified in the respective agreement. The forward sale agreements outstanding as of March 31, 2025, can be settled at our discretion on or prior to dates ranging from January 23, 2026 to March 6, 2026. The initial forward sale price under those agreements ranged from $81.00 to $98.66, with an average initial forward sale price of $91.02; and
(c)   any additional shares of common stock we may issue from and after the date of this prospectus supplement through final settlement of the forward sale agreements.

RISK FACTORS
Investing in our common stock involves certain risks. In considering whether to purchase the shares of our common stock offered by this prospectus supplement, you should carefully consider the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the information set forth and referred to below in this section.
Risk Factors Relating to Ameren
Please refer to the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 (our “2024 Form 10-K”), which is incorporated by reference in this prospectus supplement and the accompanying prospectus.
Risk Factors Relating to this Offering
Settlement provisions contained in each forward sale agreement subject us to risks if certain events occur, which could have an effect on our results of operations and liquidity, and could cause the market price of our common stock to decline.
Each forward purchaser will have the right to accelerate each forward sale agreement to which it is a party (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require us to physically settle such forward sale agreement on a date specified by the relevant forward purchaser if:
•
in the good faith, commercially reasonable judgment of such forward purchaser, it or its affiliate is unable to borrow a number of shares of our common stock equal to the number of shares to be delivered by us upon physical settlement of its forward sale agreement or it or its affiliate is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

•
we declare any dividend or distribution on shares of our common stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company, or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by such forward purchaser;

•
certain ownership thresholds applicable to such forward purchaser are exceeded;

•
an event is announced that, if consummated, would result in an extraordinary event (as defined in the forward sale agreements) including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of our common stock (each as more fully described in the forward sale agreements); or

•
certain other events of default or termination events occur, including, among other things, any material misrepresentation made by us in connection with our entry into its forward sale agreement, our bankruptcy (except as described below) or certain changes in law (each as more fully described in the forward sale agreements).

A forward purchaser’s decision to exercise its right to accelerate a forward sale agreement to which it is a party (or, in certain cases, the portion thereof that it determines is affected by the relevant event) will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of that particular forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity, and may adversely affect the market price of our common stock. In addition, upon certain events of bankruptcy or insolvency related to us, each forward sale agreement will automatically terminate without further liability of either party. Following any such termination and/or settlement, we would not issue any shares of our common stock or receive any proceeds pursuant to such forward sale agreement.
Each forward sale agreement provides for settlement on a settlement date or dates to be specified at our discretion on or prior to January 15, 2027. Each forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle such forward sale agreement.

Upon physical settlement or, if we so elect, net share settlement of a particular forward sale agreement, delivery of shares of our common stock in connection with such physical settlement or (to the extent we are obligated to deliver shares of our common stock) net share settlement will result in dilution to our earnings per share and return on equity, and may adversely affect the market price of our common stock. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a particular forward sale agreement, we expect that the relevant forward purchaser (or an affiliate thereof) will purchase a number of shares of our common stock necessary to satisfy its or its affiliate’s obligation to return the shares of our common stock borrowed from third parties in connection with the related sales of shares of our common stock under that forward sale agreement and, upon net share settlement, its obligation to deliver shares to us, if applicable. If the market value of shares of our common stock during the relevant valuation period under the particular forward sale agreement is above the applicable forward sale price, in the case of cash settlement, we would be obligated to pay the relevant forward purchaser under that particular forward sale agreement an amount in cash equal to the difference multiplied by the number of shares of our common stock underlying that particular forward sale agreement subject to cash settlement or, in the case of net share settlement, we would be obligated to deliver to the relevant forward purchaser a number of shares of our common stock having a value equal to the difference multiplied by the number of shares of our common stock underlying that particular forward sale agreement subject to net share settlement. Thus, we could be responsible for a potentially substantial cash payment or share delivery obligation. See “Underwriting (Conflicts of Interest) — Forward Sale Agreements” in this prospectus supplement for information on the forward sale agreements.
In addition, the purchase of shares of our common stock in connection with the relevant forward purchaser or its affiliate unwinding its hedge positions could cause the market price of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to the relevant forward purchaser (or decreasing the amount of cash that the relevant forward purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of our common stock we would be obligated to deliver to the relevant forward purchaser (or decreasing the number of shares of our common stock that the relevant forward purchaser would be obligated to deliver to us) upon net share settlement of the relevant forward sale agreement. We will not be able to control the manner in which the forward purchasers unwind their hedge positions.
The forward sale price that we expect to receive upon physical settlement of a forward sale agreement is subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of such forward sale agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price for such day.
In certain bankruptcy or insolvency events, the forward sale agreements will automatically terminate, and we would not receive the expected proceeds from the forward sales of our common stock.
If we institute or consent to, or an appropriate regulatory or other authority institutes against us, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights or if we or such authority presents a petition for our winding up or liquidation or we consent to such a petition, each forward sale agreement will automatically terminate. If a forward sale agreement so terminates, we would not be obligated to deliver to the relevant forward purchaser any shares of our common stock not previously delivered (or for which physical settlement has not been elected), and the relevant forward purchaser would be discharged from its obligation to pay the forward sale price per share in respect of any shares of our common stock not previously settled (or for which physical settlement has not been elected). Therefore, to the extent there are any shares of our common stock with respect to which we have not elected to physically settle under a forward sale agreement at the time of the institution of or consent to any such bankruptcy or insolvency proceedings or any such petition, we would not receive the forward sale price per share in respect of those shares of our common stock.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus supplement and the accompanying prospectus are part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents with the SEC electronically. The documents can be found by searching the EDGAR archives of the SEC electronically.
The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care. Later information that we file with the SEC will automatically update and supersede this information and will be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus (other than any documents, or portions of documents, not deemed to be filed). We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents previously filed with the SEC:
•
our 2024 Form 10-K;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025;

•
our Current Reports on Form 8-K filed with the SEC on February 3, 2025, February 13, 2025 (except for portions deemed to be furnished and not filed), March 3, 2025, March 3, 2025, March 7, 2025, March 27, 2025, April 4, 2025, April 28, 2025, May 1, 2025 (except for portions deemed to be furnished and not filed) and May 12, 2025; and

•
the description of our common stock contained in Exhibit 4.98 to our Annual Report on Form 10-K for the year ended December 31, 2021, including any further amendment or report filed for the purpose of updating such description.

We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement until the offering contemplated by this prospectus supplement is completed or terminated.
Any statement contained in this prospectus supplement or the accompanying prospectus, or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus, will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, or in any separately filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus supplement or the accompanying prospectus.
You may request a free copy of these filings by writing or telephoning us at the following address:
Ameren Corporation
Attention: Office of the Secretary
P.O. Box 66149, Mail Code 1310
St. Louis, Missouri 63166-6149
Telephone: (314) 621-3222
Upon such request, we will provide to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, a copy of all of the information that has been incorporated by reference in this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus. Copies of these filings are also available from our website at www.amereninvestors.com. We do not intend for this website to be an active link or to otherwise incorporate the contents of the website into this prospectus supplement or the accompanying prospectus.
ACCOUNTING TREATMENT
Before the issuance of shares of our common stock, if any, upon physical or net share settlement of the forward sale agreements, we expect that the shares issuable upon settlement of the forward sale agreements will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreements over the number of shares of our common stock that could be purchased by us in the market (based on the average market price of our common stock during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period).
Consequently, before physical or net share settlement of one or more of the forward sale agreements and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share, except during periods when the average market price of our common stock is above the then-applicable forward sale price, which is initially $      per share, subject to increase or decrease based on the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements. However, if we physically settle or net share settle one or more of the forward sale agreements, the delivery of shares of our common stock would result in an increase in the number of shares outstanding and dilution to our earnings per share and return on equity.
USE OF PROCEEDS
We will not initially receive any proceeds from the sale of the shares of our common stock offered by the forward sellers in this offering unless (i) an event occurs that requires us to sell such shares to the underwriters in lieu of the forward sellers selling such shares to the underwriters as further described elsewhere in this prospectus supplement or (ii) the underwriters exercise their option to purchase additional shares of our common stock, in whole or in part, and we elect to issue and sell the shares of our common stock covered by such option directly to the underwriters rather than requiring the forward sellers to borrow and deliver such shares to the underwriters pursuant to our election to enter into additional forward sale agreements, and in each case we intend to use all net proceeds we receive from any such sales for the same purposes described below.
At an initial forward sale price of $      per share (which is the price at which the underwriters have agreed to buy the shares of common stock offered hereby), we expect to receive net proceeds, before expenses, of approximately $      million (or approximately $      million if the underwriters’ option to purchase additional shares of our common stock is exercised in full), subject to the price adjustment and other provisions of the forward sale agreements, in the event of full physical settlement of the forward sale agreements, which we expect to occur on or prior to January 15, 2027. For purposes of calculating the proceeds to us upon settlement of the forward sale agreements, we have assumed that each forward sale agreement is physically settled based upon the initial forward sale price of $      on the effective date of each forward sale agreement, which will be May  , 2025. The actual proceeds from the forward sales are subject to the final settlement of the forward sale agreements. The forward sale price that we expect to receive upon physical settlement of a forward sale agreement is subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of such forward sale agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price for such day. If the overnight bank funding rate decreases substantially prior to the settlement of a forward sale agreement, we may receive less than the initial forward sale price per share upon physical settlement of such forward sale agreement. Although we expect to settle each forward sale agreement entirely by the physical delivery of shares of our common stock in exchange for cash proceeds, we may, except in certain circumstances, elect cash settlement or net share settlement for all or a portion of our obligations under each forward sale agreement. See “Underwriting (Conflicts of Interest) — Forward Sale Agreements” for a description of the forward sale agreements.
We currently intend to elect full physical settlement of each forward sale agreement and to use the net proceeds, if any, that we would receive upon settlement of the forward sale agreements (or otherwise pursuant to this offering) for general corporate purposes, including to repay our short-term debt. On May 9, 2025, our short-term debt consisted of commercial paper, which was outstanding in the amount of approximately $397.2 million and had maturities of up to 33 days and a weighted-average interest rate of 4.70%.

CERTAIN U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following discussion summarizes certain U.S. federal income and estate tax considerations with respect to the acquisition, ownership and disposition of shares of our common stock by a “non-U.S. holder” that acquires such shares pursuant to this offering and holds the shares of common stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). For purposes of this discussion, a non-U.S. holder is a beneficial owner (other than a partnership) that is not:
•
an individual citizen or resident of the United States;

•
a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in, or under the laws of, the United States or any political subdivision of or in the United States;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons within the meaning of Section 7701(a)(30) of the Code have the authority to control all substantial decisions of the trust or (b) the trust existed on August 20, 1996, was treated as a U.S. person on August 19, 1996 and has a valid election in effect to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships holding shares of our common stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of the acquisition, ownership and disposition of shares of our common stock.
This discussion does not address all aspects of U.S. federal income and estate taxes. Among other matters, this discussion does not consider:
•
foreign, state, local or other tax considerations that may be relevant to non-U.S. holders of shares of our common stock in light of their personal circumstances; or

•
U.S. federal income and estate tax consequences applicable to holders of shares of common stock that are subject to special tax treatment under the federal income tax laws, including partnerships or other pass-through entities, banks and insurance companies, dealers in securities, holders of securities held as part of a “straddle,” “hedge,” “conversion transaction” or other risk-reduction transaction, controlled foreign corporations, passive foreign investment companies, companies that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, former U.S. citizens or residents, holders subject to the alternative minimum tax or the Medicare contribution tax, holders that are subject to the special tax accounting rules of Section 451(b) of the Code and persons who hold or receive shares of common stock as compensation.

This summary is based on current provisions of the Code, Treasury regulations thereunder, judicial opinions, published positions of the U.S. Internal Revenue Service (“IRS”) and other applicable authorities, all of which are subject to change, possibly with retroactive effect, or to different interpretations. This summary is not intended, and should not be construed, as tax advice.
Prospective non-U.S. holders should consult their tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations with respect to the acquisition, ownership and disposition of shares of our common stock.
Distributions
In general, any distributions that we make to a non-U.S. holder with respect to our common stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States and that constitute dividends for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless the non-U.S. holder is eligible for an exemption from, or a reduced rate of, withholding tax under an applicable income tax treaty and the non-U.S. holder provides proper certification of the non-U.S. holder’s eligibility for such exemption or reduced rate. A distribution will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits as determined under the Code. Any distribution not constituting a dividend will be treated first as reducing the non-U.S. holder’s basis in our common stock and, to the extent it exceeds such basis, as gain from the disposition of shares of our common stock (see “— Sale or Other Disposition of Shares of Our Common Stock” below).
Dividends that we pay to a non-U.S. holder that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, and, if the non-U.S. holder is entitled to benefits under an applicable tax treaty, dividends that are effectively connected with such a trade or business and also attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder, generally will not be subject to U.S. withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. persons. In the case of non-U.S. holders that are corporations, effectively connected income may also be subject to a “branch profits tax” at a rate of 30%, or a lower rate specified by an applicable income tax treaty. Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business but that, under an applicable income tax treaty, are not attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder may be eligible for a reduced rate of U.S. withholding tax under such treaty, provided the non-U.S. holder complies with certification and disclosure requirements necessary to obtain treaty benefits.
To claim a reduced rate of withholding or exemption from withholding pursuant to an applicable income tax treaty or to claim an exemption from withholding because income is effectively connected with the conduct of a U.S. trade or business, the non-U.S. holder must timely provide the appropriate, properly executed IRS forms. Certification to claim income is effectively connected with a U.S. trade or business is generally made on IRS Form W-8ECI. Certification to claim the benefits of an income tax treaty is generally made on IRS Form W-8BEN or W-8BEN-E (or a suitable substitute form). These forms may be required to be periodically updated. Non-U.S. holders should consult their tax advisors on their eligibility, and the procedures, to claim the benefits of an income tax treaty or to claim exemption from withholding because income is effectively connected with the conduct of a U.S. trade or business.
A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an applicable income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.
Sale or Other Disposition of Shares of Our Common Stock
A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of shares of our common stock unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States and, if the non-U.S. holder is entitled to benefits under an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder;

•
the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of disposition and meets certain other conditions, and the non-U.S. holder is not eligible for relief under an applicable income tax treaty; or

•
shares of our common stock constitute a U.S. real property interest within the meaning of the Foreign Investment in Real Property Tax Act (“FIRPTA”).

Shares of our common stock will constitute a U.S. real property interest under FIRPTA if we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the sale or other disposition or the period during which the non-U.S. holder held shares of our common stock. We have not determined whether or not we are, have been or will become a “U.S. real property holding corporation” for U.S. federal income tax purposes. Even if we were a U.S. real property holding corporation under FIRPTA, gain arising from a sale or other disposition of shares of our common stock still would not be subject to FIRPTA tax if shares of our common stock were considered under applicable Treasury regulations to be regularly traded on an established securities market, such as the New York Stock Exchange, and the non-U.S. holder did not own, actually or constructively, more than 5% of the total fair market value of our common stock at any time during the applicable period ending on the date of disposition.
Gain that is effectively connected with a non-U.S. holder’s conduct of a trade or business within the United States generally will be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. persons. If the non-U.S. holder is a corporation, the branch profits tax, as discussed above, also may apply to such effectively connected gain. If the gain from the sale or disposition of the non-U.S. holder’s shares of our common stock is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States but under an applicable income tax treaty is not attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States, the non-U.S. holder’s gain may be exempt from U.S. tax under the treaty. If the non-U.S. holder is described in the second bullet point above, the non-U.S. holder generally will be subject to U.S. tax at a rate of 30% on the gain recognized, although the gain may be offset by some U.S. source capital losses recognized during the same taxable year.
Information Reporting and Backup Withholding
We must report annually to the IRS and to the non-U.S. holder the amount of dividends or other distributions we pay to the non-U.S. holder and the tax withheld, if any, from those payments. These reporting requirements apply regardless of whether withholding was reduced or eliminated by any applicable income tax treaty. Copies of the information returns reporting those dividends and amounts withheld may also be made available to the tax authorities in the country in which the non-U.S. holder resides pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.
The United States imposes a backup withholding tax on dividends and certain other types of payments to U.S. persons currently at a rate of 24% of the gross amount. A non-U.S. holder will not be subject to backup withholding tax or additional information reporting on dividends received on shares of our common stock if the non-U.S. holder provides proper certification (usually on an IRS Form W-8BEN, W-8BEN-E, or other applicable certification) as to the non-U.S. holder’s status as a non-U.S. person or if the non-U.S. holder is a corporation or one of several types of entities and organizations that qualify for an exemption.
Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from a non-U.S. holder’s sale of shares of our common stock outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if the non-U.S. holder sells shares of our common stock through a U.S. broker or the U.S. office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to the non-U.S. holder and also backup withhold at a rate of 24% of that amount unless the non-U.S. holder provides appropriate certification (usually on an IRS Form W-8BEN or W-8BEN-E) to the broker of the non-U.S. holder’s status as a non-U.S. person or the non-U.S. holder is a corporation or one of several types of entities and organizations that qualify for exemption. If the appropriate certification is not provided, the amount of proceeds paid to the non-U.S. holder will be subject to information reporting, and may be subject to backup withholding, if the non-U.S. holder sells shares of our common stock outside the United States through the non-U.S. office of a U.S. broker or a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States.
Any amounts withheld under the backup withholding rules do not constitute a separate U.S. federal income tax. Rather, any amounts withheld with respect to our common stock under the backup withholding rules may be refunded to the non-U.S. holder or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, by the IRS if the required information is furnished in a timely manner.
Foreign Account Tax Compliance Act
Under Sections 1471 to 1474 of the Code and related IRS guidance (commonly referred to as the Foreign Account Tax Compliance Act (FATCA)), a 30% U.S. withholding tax is imposed on dividends paid on our common stock if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution undertakes certain diligence and reporting obligations, (ii) in the case of a non-financial foreign entity, such entity either certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the withholding agent with a certification identifying each direct and indirect substantial United States owners of the entity, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders. Certain non-U.S. holders located in a jurisdiction with an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under the applicable Treasury regulations, withholding under FATCA generally applies to payments of dividends on our common stock. Pursuant to proposed regulations, the Treasury Department has indicated its intent to eliminate the requirements under FATCA of withholding on gross proceeds from the sale or other disposition of certain financial instruments (which would include our common stock). The Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. Prospective investors should consult their own tax advisors regarding FATCA and whether it may be relevant to the ownership and disposition of shares of our common stock.
Estate Tax
Shares of our common stock owned or treated as owned by an individual who is not a citizen or resident, as specifically defined for U.S. federal estate tax purposes, of the United States at the time of his or her death will be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise. The test for whether an individual is a resident of the United States for U.S. federal estate tax purposes differs from the test used for U.S. federal income tax purposes. Some individuals, therefore, may be non-U.S. holders for U.S. federal income tax purposes, but not for U.S. federal estate tax purposes, or vice versa.

UNDERWRITING (CONFLICTS OF INTEREST)
General
Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Barclays Capital Inc. and Wells Fargo Securities, LLC are acting as representatives of the underwriters named below.
Subject to the terms and conditions set forth in an underwriting agreement dated the date of this prospectus supplement (the “underwriting agreement”), each underwriter named below has severally agreed to purchase, and the forward sellers have severally agreed to sell to that underwriter, the number of shares of our common stock set forth in the following table opposite the underwriter’s name
Underwriter	Number of Shares
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Barclays Capital Inc.
Wells Fargo Securities, LLC
Total
The obligations of the underwriters, including their agreement to purchase the shares of our common stock from us, are several and not joint. The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions and that the underwriters will be obligated to purchase all of the shares if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering of the shares of our common stock may be terminated.
The underwriters have advised us and the forward sellers that they propose initially to offer the shares of our common stock in this offering at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a selling concession not in excess of $      per share. After the initial offering, the public offering price, selling concession or any other term of the offering may be changed.
The following table shows the underwriting discount we will pay to the underwriters in respect of this offering assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of our common stock:
	Without option	With full option
Per share	$	$
Total	$	$
Price Stabilization and Short Positions
In connection with the offering of the shares of our common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may overallot in connection with the offering of the shares of our common stock, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, shares of our common stock in the open market to cover short positions or to stabilize the price of our common stock. Finally, the underwriters may reclaim selling concessions allowed for distributing the shares of our common stock in the offering, if the underwriters repurchase previously distributed shares of our common stock in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the shares of our common stock above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time without notice.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased common stock sold by or for the account of such underwriter in stabilizing or short covering transactions.
These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock, and, as a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice. If the underwriters commence these transactions, the underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.
Forward Sale Agreements
We expect to enter into forward sale agreements on the date of this prospectus supplement with each of the forward purchasers relating to an aggregate of $520,000,000 of shares of our common stock. In connection with the execution of the forward sale agreements, and at our request, the forward sellers are borrowing from third parties and selling in this offering an aggregate of $520,000,000 of shares of our common stock.
If in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow, or it or its affiliate is unable to borrow at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date, any shares of our common stock, then such forward purchaser’s forward sale agreement will be terminated in its entirety. If in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow and deliver for sale on the anticipated closing date a number of shares of our common stock underlying a forward sale agreement to which it is a party, or it or its affiliate would be unable to borrow, at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date such number of shares of our common stock, or if certain other conditions to such forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares that such forward seller does not borrow and deliver, and the number of shares of our common stock to which such forward sale agreement relates will be reduced to the number that such forward seller can so borrow and deliver. In the event that the number of shares of our common stock to which one or more of the forward sale agreements relate is so reduced, the commitments of the underwriters to purchase shares of our common stock from the forward sellers and the forward sellers’ obligation to borrow such shares for delivery and sale to the underwriters, as described above, will be replaced with the commitments to purchase from us and our corresponding obligation to issue directly to the underwriters, severally in proportion of the respective underwriting obligations reflected in the table above, all or such portion of the number of shares of our common stock not borrowed and delivered by the forward sellers. In such event, we or the representatives of the underwriters will have the right to postpone the closing date for up to two business days to effect any necessary changes to the documents or arrangements in connection with such closing.
We will receive an amount equal to the net proceeds from the sale of the borrowed shares of our common stock sold in this offering, subject to certain adjustments pursuant to the forward sale agreements, from the forward purchasers upon physical settlement of the forward sale agreements. We will only receive such proceeds if we elect to physically settle the forward sale agreements.
The forward sale agreements provide for settlement on a settlement date or dates to be specified at our discretion on or prior to January 15, 2027. On a settlement date or dates, if we decide to physically settle one or more forward sale agreements, we will issue shares of our common stock to the relevant forward purchaser at the then-applicable forward sale price. The forward sale price will initially be $       per share, which is the price at which the underwriters agreed to buy our shares of common stock offered hereby as shown on the cover page of this prospectus supplement. The forward sale agreements provide that the initial forward sale price will be subject to adjustment based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be subject to decrease on each of certain dates specified in the forward sale agreements by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. If the overnight bank funding rate decreases substantially prior to the settlement of a forward sale agreement, we may receive less than the initial forward sale price per share upon physical settlement of such forward sale agreement. Although we expect to settle each forward sale agreement entirely by the physical delivery of shares of our common stock in exchange for cash proceeds, we may, except in certain circumstances, elect cash settlement or net share settlement for all or a portion of our obligations under one or more of the forward sale agreements. As of the date of this prospectus supplement, the overnight bank funding rate was greater than the spread, but we can give no assurance that the overnight bank funding rate will not decrease to a rate below the spread during the term of the forward sale agreements.
Each forward purchaser will have the right to accelerate each forward sale agreement to which it is a party (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require us to physically settle such forward sale agreement on a date specified by the relevant forward purchaser if:
•
in the good faith, commercially reasonable judgment of such forward purchaser, it or its affiliate is unable to borrow a number of shares of our common stock equal to the number of shares to be delivered by us upon physical settlement of its forward sale agreement or it or its affiliate is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

•
we declare any dividend or distribution on shares of our common stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company, or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by such forward purchaser;

•
certain ownership thresholds applicable to such forward purchaser are exceeded;

•
an event is announced that, if consummated, would result in an extraordinary event (as defined in the forward sale agreements) including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of our common stock (each as more fully described in the forward sale agreements); or

•
certain other events of default or termination events occur, including, among other things, any material misrepresentation made by us in connection with our entry into its forward sale agreement, our bankruptcy (except as described below) or certain changes in law (each as more fully described in the forward sale agreements).

A forward purchaser’s decision to exercise its right to accelerate a forward sale agreement to which it is a party (or, in certain cases, the portion thereof that it determines is affected by the relevant event) will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of that particular forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity, and may adversely affect the market price of our common stock. In addition, upon certain events of bankruptcy or insolvency related to us, each forward sale agreement will automatically terminate without further liability of either party. Following any such termination and/or settlement, we would not issue any shares of our common stock or receive any proceeds pursuant to such forward sale agreement. See “Risk Factors” beginning on page S-8 of this prospectus supplement.
Each forward sale agreement will be physically settled unless we elect to settle such forward sale agreement in cash or to net share settle such forward sale agreement (which we have the right to do, subject to certain conditions, other than in the limited circumstances described above). Delivery of shares of our common stock upon any physical settlement or net share settlement of a forward sale agreement will result in dilution to our earnings per share and return on equity, and may adversely affect the market price of our common stock. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a particular forward sale agreement, we would expect the relevant forward purchaser or one of its affiliates to purchase a number of shares of our common stock corresponding to the portion for which we elect cash settlement or net share settlement in order to satisfy its or its affiliate’s obligation to return the shares of our common stock such forward purchaser had borrowed in connection with sales of our common stock under this prospectus supplement and, if applicable in connection with net share settlement, to deliver shares of our common stock to us. If the market value of our common stock at the time of such purchase is above the forward sale price at that time, we will pay or deliver, as the case may be, to the relevant forward purchaser under the relevant forward sale agreement to which it is a party, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference multiplied by the number of shares of our common stock underlying the relevant forward sale agreement subject to cash settlement or net share settlement, as the case may be. Any such difference could be significant. Conversely, if the market value of our common stock at the time of such purchase is below the forward sale price at that time, such forward purchaser will pay or deliver, as the case may be, to us under the relevant forward sale agreement to which it is a party, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference multiplied by the number of shares of our common stock underlying the relevant forward sale agreement subject to cash settlement or net share settlement, as the case may be.
In addition, the purchase of shares of our common stock by a forward purchaser or its affiliate to unwind such forward purchaser’s hedge position could cause the market price of our common stock to increase over time, thereby increasing the amount of cash we would owe to such forward purchaser upon a cash settlement or increasing the number of shares of our common stock we would owe to such forward purchaser upon a net share settlement, as the case may be, of a forward sale agreement to which it is a party, or decreasing the amount of cash that such forward purchaser would owe us upon a cash settlement or decreasing the number of shares of our common stock that such forward purchaser would owe us upon a net share settlement, as the case may be, of a forward sale agreement to which it is a party. We will not be able to control the manner in which the forward purchasers unwind their hedge positions.
The foregoing is a description of certain provisions of the forward sale agreements we expect to enter into in connection with this offering, copies of which are available upon request from us at the address set forth in the section of the accompanying prospectus entitled “Where You Can Find More Information.” This description of certain terms of the forward sale agreements is not complete and is subject to, and qualified in its entirety by reference to, the provisions of those forward sale agreements.
Option to Purchase Additional Shares
We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional $78,000,000 of shares of our common stock at a price of $      per share. If such option is exercised, we may, in our sole discretion, enter into additional forward sale agreements with each of the forward purchasers in respect of the number of shares of our common stock that are subject to the exercise of such option. If such option is exercised and we elect not to enter into additional forward sale agreements, we have agreed to issue and sell directly to the underwriters the number of shares of our common stock that are subject to the exercise of such option. If we enter into additional forward sale agreements, and if in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow, or is unable to borrow at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date for the exercise of such option, a number of shares of our common stock underlying its additional forward sale agreement, or if certain other conditions to such forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that such forward seller does not borrow and deliver.
Listing
Our common stock is listed on the NYSE under the symbol “AEE.”
No Sale of Similar Securities
We have agreed for a period of 60 days from the date of this prospectus supplement, to not, without the prior written consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (“convertible securities”) or file any registration statement under the Securities Act with respect to any of the foregoing, (ii) enter into any swap, or any other agreement or any transaction, that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise, or (iii) publicly disclose the intention to take any of the actions restricted by clause (i) or (ii) above. The foregoing sentence shall not apply to (a) the shares of our common stock to be sold to the underwriters, if any, and any shares of our common stock that may be issued and delivered pursuant to the forward sale agreements and any additional forward sale agreements, (b) any shares of our common stock issued by us upon the exercise of an option or warrant or the conversion or exchange of a security outstanding as of the date of this prospectus supplement, (c) any shares of our common stock issued or options to purchase our common stock granted pursuant to our employee benefit or compensation plans (or the filing of a registration statement under the Securities Act with respect to such plans), (d) any shares of our common stock issued pursuant to any existing nonemployee director stock plan or dividend reinvestment and stock purchase plan of ours (or the filing of a registration statement under the Securities Act with respect to such plans) and (e) any shares of our common stock that may be issued and delivered pursuant to any forward sale agreements we have entered into prior to the date of this prospectus supplement under our “at the market” equity distribution program.
Our directors and executive officers have entered into lock-up agreements prior to the commencement of this offering pursuant to which each of these persons has agreed that, for a period of 60 days from the date of this prospectus supplement, such person will not, without the prior written consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, directly or indirectly, (i) offer, pledge, sell, lend, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of our common stock or convertible securities, whether now owned or hereafter acquired by such person or with respect to which such person has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act with respect to any of the foregoing (unless such registration statement is in compliance with the applicable section of the underwriting agreement) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common stock, whether any such swap or transaction is to be settled by delivery of our common stock or other securities, in cash or otherwise. The foregoing clause (i) shall not apply to (a) sales of our common stock pursuant to a trading plan complying with Rule 10b5-1 under the Exchange Act that was in effect prior to the date of the underwriting agreement, so long as the number of shares of our common stock subject to such trading plan is not increased since the date of the underwriting agreement or (b) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of our common stock, provided that such plan does not provide for the transfer of shares of our common stock during such 60-day period and no public announcement or filing under the Exchange Act or otherwise regarding the establishment of such plan shall be required or shall be voluntarily made by or on behalf of such director or executive officer or us during such 60-day period.
Expenses and Indemnification
We estimate that our total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $425,000.
We have agreed to indemnify the underwriters, the forward sellers and the forward purchasers, against, or contribute to payments that the underwriters, the forward sellers and the forward purchasers, may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.
Selling Restrictions
No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of our common stock, or the possession, circulation or distribution of this prospectus supplement or the accompanying prospectus or any other material relating to us or the shares of our common stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of our common stock may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor the accompanying prospectus nor any other offering material or advertisements in connection with the shares of our common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of our common stock have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to such shares of our common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the EU Prospectus Regulation, except that it may make an offer to the public in that Relevant State of any shares of our common stock at any time under the following exemptions under the EU Prospectus Regulation:
•
to any legal entity which is a qualified investor as defined under Article 2 of the EU Prospectus Regulation,

•
to fewer than 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Regulation), subject to obtaining the prior consent of the underwriters to any such offer; or

•
in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation,

provided that no such offer of shares of our common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation and each person who initially acquires any shares of our common stock or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and us that it is a qualified investor within the meaning of Article 2 of the Prospectus Regulation. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the EU Prospectus Regulation.
In the case of any shares of our common stock being offered to a financial intermediary as that term is used in Article 5(1) of the EU Prospectus Regulation, each such financial intermediary will be deemed to have represented, warranted and agreed that the shares of our common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of our common stock to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreement.
For the purposes of this selling restriction, the expression an “offer of shares of our common stock to the public” in relation to any shares of our common stock in any Relevant State means the communication in any form and by means of sufficient information on the terms of the offer and the shares of our common stock to be offered so as to enable an investor to decide to purchase shares of our common stock, and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.
Notice to Prospective Investors in the United Kingdom
No shares of our common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to such shares of our common stock which has been approved by the Financial Conduct Authority, except that the shares of our common stock may be offered to the public in the United Kingdom at any time:
•
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters to any such offer; or

•
in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FSMA”),

provided that no such offer of the shares of our common stock shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and us that it is a qualified investor within the meaning of Article 2 of the UK Prospectus Regulation. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation.
In the case of any shares of our common stock being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the shares of our common stock acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of our common stock to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreement.
For the purposes of this selling restriction, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our common stock and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended.
Additionally, in the United Kingdom, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), (ii) who are high net worth entities falling within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). Any shares of our common stock will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares of our common stock will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.
Each underwriter has represented and agreed that:
•
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to shares of our common stock in, from or otherwise involving the UK.

Notice to Prospective Investors in Canada
The shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Switzerland
The shares of our common stock may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the shares of our common stock to trading on any trading venue (exchange or multilateral trading facility) in Switzerland.
Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the shares of our common stock constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the shares of our common stock may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Hong Kong
The shares of our common stock have not been and may not be offered, sold or delivered in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the “public” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies Winding Up and Miscellaneous Provisions) Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”) and any rules made thereunder and in the manner as permitted under the Securities and Futures Ordinance and the Companies (Winding Up and Miscellaneous Provisions) Ordinance, or (iii) in other circumstances which do not result in the document constituting a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, or constituting an invitation to the “public” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance or the Securities and Futures Ordinance; and no advertisement, offer, invitation or document relating to shares of our common stock has been or may be issued, circulated or distributed, or in the possession of any person for the purpose of issue, circulation or distribution (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder and in the manner as permitted under the Securities and Futures Ordinance and the Companies (Winding Up and Miscellaneous Provisions) Ordinance.
The contents of this prospectus supplement and the accompanying prospectus have not been reviewed, approved or authorized by any regulatory authority in Hong Kong and this prospectus supplement and the accompanying prospectus have not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement and the accompanying prospectus may not be issued, circulated or distributed in Hong Kong, and shares of our common stock may not be offered for subscription to members of the public in Hong Kong. Each person acquiring any shares of our common stock will be required, and is deemed by the acquisition of shares of our common stock, to confirm that he is aware of the restriction on offers of shares of our common stock described in this prospectus supplement and the accompanying prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any shares of our common stock in circumstances that contravene any such restrictions. If you are in any doubt about the content of this prospectus supplement and the accompanying prospectus, you should obtain independent professional advice.

Notice to Prospective Investors in Japan
The shares of our common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares of our common stock were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of our common stock, have not been circulated or distributed, nor will they be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares of our common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (each term as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of our common stock pursuant to an offer made under Section 275 of the SFA except:
(a)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)
where no consideration is or will be given for the transfer;

(c)
where the transfer is by operation of law;

(d)
as specified in Section 276(7) of the SFA; or

(e)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Solely for purposes of the notification requirements under Section 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons, that the shares of our common stock are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Taiwan
The shares of our common stock have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) and/or other regulatory authorities or agencies of Taiwan pursuant to relevant securities laws and regulations of Taiwan and may not be issued, offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration or filing with or the approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authorities or agencies of Taiwan. No person or entity in Taiwan has been authorized or will be authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of shares of our common stock in Taiwan.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares of our common stock for sale may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act or otherwise under the Corporations Act so that it is lawful to offer the shares of our common stock for sale without disclosure to investors under Chapter 6D of the Corporations Act.
The shares of our common stock must not be offered for sale in Australia in the period of 12 months after their issue or sale by us, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of our common stock must observe such Australian on-sale restrictions.
This prospectus supplement and accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. This prospectus supplement and accompanying prospectus do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Certain Relationships
The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Affiliates of each underwriter are lenders to us under our bank credit facilities and/or agents and forward purchasers under our “at the market” equity distribution program.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest
All of the proceeds from the sale of shares of our common stock offered by the forward sellers in this offering (excluding proceeds, if any, paid to us with respect to any shares of common stock that we may sell to the underwriters in lieu of the forward sellers selling such shares as further described elsewhere in this prospectus supplement) will be paid to the forward purchasers. Because each forward seller, or affiliates thereof, will receive more than 5% of the net proceeds of this offering, each forward seller is deemed to have a conflict of interest within the meaning of FINRA Rule 5121.
Accordingly, this offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as the shares of common stock have a “bona fide public market” (as defined in FINRA Rule 5121). In addition, each forward seller may not make sales in this offering to any discretionary account without the prior written approval of the customer.
LEGAL MATTERS
Certain legal matters will be passed upon for us by Stephen C. Lee, Esq., our Vice President, Interim General Counsel and Secretary, and Morgan, Lewis & Bockius LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP regularly represents us and certain of our affiliates from time to time in connection with various matters. Davis Polk & Wardwell LLP, New York, New York has advised the forward sellers and forward purchasers with respect to certain legal matters relating to the forward sale agreements. Davis Polk & Wardwell LLP regularly represents us and certain of our affiliates from time to time in connection with various matters. All matters pertaining to our incorporation and all other matters of Missouri law relating to us will be passed upon only by Mr. Lee. As to all matters based on the law of the State of Missouri, Morgan, Lewis & Bockius LLP will rely on the opinion of Mr. Lee. As to all matters based on the law of the State of New York, Mr. Lee will rely on the opinion of Morgan, Lewis & Bockius LLP.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
AMEREN CORPORATION
Senior Debt Securities
Subordinated Debt Securities
Common Stock
Preferred Stock
Stock Purchase Contracts
Stock Purchase Units
Ameren Corporation may offer any of the securities described in this prospectus in one or more offerings from time to time in amounts authorized from time to time. This prospectus may also be used by selling securityholders of the securities described herein.
This prospectus provides you with a general description of these securities. We will provide specific information about the offering and the terms of these securities in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the supplements carefully before investing. This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.
The common stock of Ameren Corporation is listed on the New York Stock Exchange under the symbol “AEE.” Unless otherwise indicated in the applicable prospectus supplement, we do not intend to list the other securities described in this prospectus on a national securities exchange.
Our principal executive offices are located at 1901 Chouteau Avenue, St. Louis, Missouri 63103 and our telephone number is (314) 621-3222.
Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our annual, quarterly and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which are incorporated by reference into this prospectus, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 2.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
These securities may be offered directly or through underwriters, agents or dealers. The terms of the plan of distribution will be provided in the applicable prospectus supplement. See “Plan of Distribution.”
The date of this prospectus is October 13, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell, at any time and from time to time, in one or more offerings, any of the securities described in this prospectus and selling securityholders may offer such securities owned by them from time to time. We may offer any of the following securities: senior debt securities or subordinated debt securities, each of which may be convertible into or exchangeable for shares of our capital stock or other of our securities; common stock; preferred stock; stock purchase contracts and stock purchase units (collectively, the “securities”).
This prospectus provides you with a general description of the securities that may be offered by us and/or selling securityholders. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we have filed with the SEC includes exhibits that provide more detail regarding the securities described in this prospectus. You should read this prospectus, the registration statement of which this prospectus is a part and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under “Where You Can Find More Information.”
In this prospectus, “Ameren,” “we,” “us” and “our” refer to Ameren Corporation and, unless the context otherwise indicates, do not include any of its subsidiaries.
AMEREN CORPORATION
Ameren, headquartered in St. Louis, Missouri, is a public utility holding company whose primary assets are its equity interests in its subsidiaries. Our subsidiaries are separate, independent legal entities with separate businesses, assets and liabilities. Dividends on our common stock and the payment of expenses by us depend on distributions made to us by our subsidiaries. Our principal subsidiaries are listed below. We also have other subsidiaries that conduct other activities, such as providing shared services.
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Union Electric Company, doing business as Ameren Missouri (“Ameren Missouri”), operates a rate-regulated electric generation, transmission and distribution business and a rate-regulated natural gas distribution business in Missouri. Ameren Missouri was incorporated in Missouri in 1922 and is successor to a number of companies, the oldest of which was organized in 1881. Ameren Missouri is the largest electric utility in the state of Missouri. It supplies electric and natural gas service to a 24,000-square-mile area in central and eastern Missouri, which includes the Greater St. Louis area. Ameren Missouri supplies electric service to 1.2 million customers and natural gas service to 0.1 million customers.

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Ameren Illinois Company, doing business as Ameren Illinois (“Ameren Illinois”), operates rate-regulated electric transmission, electric distribution, and natural gas distribution businesses in Illinois. Ameren Illinois was incorporated in Illinois in 1923 and is successor to a number of companies, the oldest of which was organized in 1902. Ameren Illinois supplies electric and natural gas service to a 43,700-square-mile area in central and southern Illinois. Ameren Illinois supplies electric service to 1.2 million customers and natural gas service to 0.8 million customers.

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Ameren Transmission Company of Illinois, doing business as ATXI (“ATXI”), operates a Federal Energy Regulatory Commission rate-regulated electric transmission business in the Midcontinent Independent System Operator, Inc. ATXI was incorporated in Illinois in 2006. ATXI operates, among other assets, the Spoon River, Mark Twain, and Illinois Rivers transmission lines, which were placed in service in February 2018, December 2019, and December 2020, respectively.

RISK FACTORS
Investing in the securities involves certain risks. You are urged to read and consider the risk factors relating to an investment in the securities described in our annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. There may be additional risks and uncertainties (either currently unknown or not currently believed to be material) that could adversely affect the results of our operations, financial position and liquidity. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement. Each of the risks described could result in a decrease in the value of the particular securities and your investment therein.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits. We are subject to the informational requirements of the Exchange Act and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents with the SEC electronically. The documents can be found by searching the EDGAR archives of the SEC electronically.
The SEC allows us to “incorporate by reference” the information that we file with the SEC which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and you should read it with the same care. Later information that we file with the SEC will automatically update and supersede this information and will be deemed to be incorporated by reference into this prospectus (other than any documents, or portions of documents, not deemed to be filed). We incorporate by reference the following documents previously filed with the SEC:
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our Annual Report on Form 10-K for the year ended December 31, 2022;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023;

•
our Current Reports on Form 8-K filed with the SEC on January 9, 2023, January 23, 2023, February 15, 2023 (except for portions deemed to be furnished and not filed), March 13, 2023, April 7, 2023, May 4, 2023 (except for portions deemed to be furnished and not filed), May 12, 2023, May 31, 2023, August 2, 2023 (except for portions deemed to be furnished and not filed), August 14, 2023 and September 26, 2023; and

•
the description of our common stock contained in Exhibit 4.98 to our Annual Report on Form 10-K for the year ended December 31, 2021, including any further amendment or report filed for the purpose of updating such description.

We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus until the offerings contemplated by this prospectus are completed or terminated.
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.

You may request a free copy of these filings by writing or telephoning us at the following address:
Ameren Corporation
Attention: Office of the Secretary
P.O. Box 66149, Mail Code 1310
St. Louis, Missouri 63166-6149
Telephone: (314) 621-3222
Upon such request, we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. Copies of these filings are also available from our website at www.amereninvestors.com. We do not intend for this website to be an active link or to otherwise incorporate the contents of the website into this prospectus.
You should rely only on the information incorporated by reference or provided in this prospectus or any supplement or in any written communication from us specifying the final terms of a particular offering of securities. We have not authorized any other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial position, results of operations and prospects may have changed since those dates.

USE OF PROCEEDS
Unless we state otherwise in any prospectus supplement, we will use the net proceeds we receive from the sale of the offered securities:
•
to finance our subsidiaries’ ongoing construction and maintenance programs;

•
to redeem, repurchase, repay or retire outstanding debt or equity securities, including debt or equity securities of our subsidiaries;

•
to finance strategic investments in, or acquisitions of, other entities or their assets; and

•
for other general corporate purposes.

The prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering.
We will not receive any of the proceeds from the sale of any securities by any selling securityholders.

DESCRIPTION OF DEBT SECURITIES
General
The senior debt securities and the subordinated debt securities, which we refer to collectively as the “debt securities,” will be issued under one of two separate indentures, as each may be amended or supplemented from time to time. We will issue the senior debt securities in one or more series under our indenture dated as of December 1, 2001, as amended and supplemented, which we refer to collectively as the “senior indenture,” between us and The Bank of New York Mellon Trust Company, N.A., as successor senior indenture trustee. We will issue the subordinated debt securities in one or more series under a subordinated indenture between us and a trustee, which we refer to as the “subordinated indenture.” The senior indenture, the form of the subordinated indenture and the form of supplemental indenture or other instrument establishing the debt securities of a particular series are exhibits to, or will be subsequently incorporated by reference into, the registration statement of which this prospectus is a part. The senior indenture has been, and the subordinated indenture will be, qualified under the Trust Indenture Act of 1939. The senior debt securities of all series that may be issued under the senior indenture are referred to in this prospectus as “senior debt securities” and the subordinated debt securities of all series that may be issued under the subordinated indenture are referred to in this prospectus as “subordinated debt securities.” The following summaries of certain provisions of the senior indenture and the subordinated indenture do not purport to be complete and are subject to, and qualified in their entirety by, all provisions of the senior indenture or the subordinated indenture, as the case may be, and the applicable debt securities. We may also sell hybrid or novel securities now existing or developed in the future that combine certain features of the debt securities and other securities described in this prospectus.
Ranking
The senior debt securities will be our direct unsecured general obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be our direct unsecured general obligations and will be junior in right of payment to our Senior Indebtedness, as described under the heading “— Subordination of Subordinated Debt Securities.”
Ameren is a holding company that derives substantially all of its income from its operating subsidiaries. As a result, our cash flows and consequent ability to service our debt, including the debt securities, are dependent upon the earnings of our operating subsidiaries and the distribution of those earnings to us and other payments or distributions of funds by our subsidiaries to us, including payments of principal and interest under affiliate indebtedness. The payment of dividends to us by our subsidiaries in turn depends on their results of operations, and other items affecting retained earnings and available cash. Our subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required pursuant to the terms of affiliate borrowing arrangements and cash payments under the tax allocation agreement) to us or to otherwise pay amounts due with respect to the debt securities or to make specific funds available for such payments. Certain financing agreements, corporate organizational documents and certain statutory and regulatory requirements may impose restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances. Furthermore, except to the extent we have a priority or equal claim against our subsidiaries as a creditor, the debt securities will be effectively subordinated to debt and preferred stock at the subsidiary level because, as the common shareholder of our subsidiaries, we will be subject to the prior claims of creditors and preferred shareholders of our subsidiaries. The rights of holders of debt securities to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to prior claims of that subsidiary’s creditors and preferred shareholders. Unless otherwise indicated in the applicable prospectus supplement, neither indenture described above limits or will limit the aggregate amount of debt, including secured debt, we or our subsidiaries may incur.
The senior indenture provides, and the subordinated indenture will provide, that our obligations to compensate the applicable trustee and reimburse the applicable trustee for expenses, disbursements and advances will constitute indebtedness which will be secured by a lien upon all property and funds held or collected by the applicable trustee as such.

Subordination of Subordinated Debt Securities
The subordinated debt securities will be subordinate and junior in right of payment to all of our Senior Indebtedness. The term “Senior Indebtedness” will be defined in the applicable prospectus supplement.
No payment of principal of (including redemption and sinking fund payments), premium, if any, or interest on the subordinated debt securities may be made if any Senior Indebtedness is not paid when due, any applicable grace period with respect to such default has ended and such default has not been cured or waived, or the maturity of any Senior Indebtedness has been accelerated because of a default and such acceleration has not been rescinded or annulled. If provided in the applicable prospectus supplement, limited subordination periods may apply in the event of non-payment defaults relating to Senior Indebtedness in situations where there has not been an acceleration of Senior Indebtedness.
Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the holders of the subordinated debt securities are entitled to receive or retain any payment. The rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the subordinated debt securities are paid in full.
Issuance of Additional Debt Securities
The senior indenture provides, and the subordinated indenture will provide, that additional debt securities may be issued thereunder without limitation as to aggregate principal amount. We may issue one or more series of debt securities separately or as part of a stock purchase unit from time to time.
Provisions of a Particular Series
The prospectus supplement applicable to a series of debt securities will specify:
•
the title and any limitation on the aggregate principal amount of the debt securities;

•
the original issue date for the debt securities and the date on which the debt securities will mature;

•
the interest rate or rates, or method of calculation thereof, for the debt securities, and the date from which interest shall accrue;

•
the dates on which interest will be payable;

•
the record dates for payments of interest if other than the fifteenth day next preceding each interest payment date;

•
the terms, if any, regarding the optional or mandatory redemption of the debt securities, including redemption date or dates of the debt securities, if any, and the price or prices applicable to such redemption;

•
any period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be repaid, in whole or in part, at the option of the holder thereof;

•
the terms, if any, pursuant to which debt securities may be converted into or exchanged for shares of our capital stock or other of our securities;

•
any interest deferral or extension provisions with respect to a series of subordinated debt securities;

•
the applicability of or any change in the subordination provisions for a series of subordinated debt securities; and

•
any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof.

There is no requirement under the senior indenture, nor will there be any requirement under our subordinated indenture, that our future issuances of debt securities be issued exclusively under the senior indenture or the subordinated indenture, and we will be free to employ other indentures or documentation containing provisions different from those included in the senior indenture or the subordinated indenture applicable to one or more issuances of debt securities, in connection with future issuances of other debt securities.
The senior indenture provides, and the subordinated indenture will provide, that the applicable debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates, may have differing redemption provisions and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise indicated in the applicable prospectus supplement, we may from time to time, “reopen” a series of debt securities, without the consent of the existing holders of the debt securities of that series, which means we can create and issue further debt securities of such series having the same terms and conditions (including the same CUSIP number) in all respects, except for the date of original issuance, the offering price and, if applicable, the initial interest accrual date and the initial interest payment date. Additional debt securities issued in this manner will be consolidated with, and form a single series with, the previously outstanding debt securities of the same series.
Unless otherwise indicated in the applicable prospectus supplement, there will be no provisions in either indenture or the related debt securities that require us to redeem, or permit the holders to cause a redemption of, the debt securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control, or grant security for other of our indebtedness.
Registration, Transfer and Exchange
Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under “Book-Entry System.” The global securities will be registered in the name of a nominee of The Depository Trust Company, as depositary, which we refer to as “DTC,” and deposited with, or on behalf of, the depositary. Except as set forth under “Book-Entry System,” owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of any debt securities and will not be considered the registered holders thereof under the applicable indenture.
Debt securities of any series will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.
Unless otherwise indicated in the applicable prospectus supplement, debt securities may be presented for exchange or registration of transfer — duly endorsed or accompanied by a duly executed written instrument of transfer — at the office of the applicable trustee maintained for such purpose with respect to any series of debt securities, without service charge but upon payment of any taxes and other governmental charges as described in the applicable indenture. Such transfer or exchange will be effected upon the applicable trustee and us being satisfied with the endorsements or instruments of transfer and the identity or authorization of the person making the request. In the case of any debt securities that have been mutilated, destroyed, lost or stolen, new debt securities of a like aggregate principal amount and tenor will be issued upon the applicable trustee and us being satisfied with the evidence of ownership and loss and with the security or indemnity provided.
In the event of any redemption of debt securities of any series, the applicable trustee will not be required to exchange or register a transfer of any debt securities of such series selected, called or being called for redemption except, in the case of any debt security to be redeemed in part, the portion thereof not to be so redeemed.
Payment and Paying Agents
Payments with respect to principal of, premium, if any, and interest on debt securities issued in the form of global securities will be paid in the manner described below under “Book-Entry System.”

Unless otherwise indicated in the applicable prospectus supplement, interest on debt securities that are in the form of certificated securities, other than interest at maturity, will be paid by check payable in clearinghouse funds mailed to the person entitled thereto at such person’s address as it appears in the register for the debt securities maintained by the applicable trustee; provided, however, a holder of debt securities of one or more series under either the senior indenture or the subordinated indenture, as the case may be, in the aggregate principal amount of $10,000,000 or more having the same interest payment dates will be entitled to receive payments of interest on such series by wire transfer of immediately available funds to a bank within the continental United States if the applicable trustee has received appropriate wire transfer instructions on or prior to the applicable regular record date for such interest payment date. Unless otherwise indicated in the applicable prospectus supplement, the principal of, premium, if any, and interest at maturity on debt securities in the form of certificated securities will be payable in immediately available funds at the office of the applicable trustee or at the authorized office of any paying agent upon presentation and surrender of such debt securities. We may appoint additional paying agents from time to time, including ourselves or our affiliates.
All monies we pay to the applicable trustee for the payment of principal of, premium, if any, and interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, subject to applicable abandoned property laws, and the holder of such debt security thereafter may look only to us for payment thereof.
Unless otherwise indicated in the applicable prospectus supplement, in any case where the date on which the principal of, premium, if any, or interest on any debt security is due or the date fixed for redemption of any debt security is not a business day (as defined in the applicable indenture), then payment of that principal, premium or interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on the due date or the date fixed for redemption, and, in the case of timely payment on such business day, no additional interest shall accrue for the period from and after such principal, premium or interest is stated to be due to such business day.
Redemption Provisions
Any terms for the optional or mandatory redemption of the debt securities will be indicated in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the senior debt securities will be redeemable only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, the subordinated debt securities will be redeemable only upon notice by mail not less than 10 nor more than 60 days prior to the date fixed for redemption, and, if less than all the debt securities of a series are to be redeemed, the particular debt securities to be redeemed will be selected by the applicable trustee in such manner as it shall deem appropriate and fair.
Any notice of redemption at our option may state that such redemption will be conditional upon receipt by the trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of, premium, if any, and interest on such debt securities and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such debt securities.
Purchase of Debt Securities
We or our affiliates may, at any time and from time to time, purchase all or some of the debt securities at any price or prices, whether by tender, in the open market, by private negotiated agreement or otherwise, subject to applicable law.
Events of Default
The following constitute or will constitute events of default under the applicable indenture with respect to the debt securities of any series, as applicable:
(1)
default in the payment of principal of, and premium, if any, on any debt security of such series when due and payable;

(2)
default in the payment of interest on the debt securities of such series when due and payable which continues for 30 days;

(3)
with respect to the senior debt securities of any series, failure to observe or perform any of our other covenants or warranties in the senior debt securities of such series or in the senior indenture (other than a covenant or warranty solely for the benefit of one or more series of debt securities other than such series) and the continuation thereof for 60 days after written notice thereof is given to us by the senior indenture trustee or to the senior indenture trustee and us by the holders of at least 33% in aggregate principal amount of the outstanding senior debt securities of such series;

(4)
with respect to the senior debt securities of any series, failure to pay when due and payable, after the expiration of any applicable grace period, any portion of the principal of our Debt (“Debt” means any of our outstanding funded obligations for money borrowed, whether or not evidenced by notes, debentures, bonds or other securities, reimbursement obligations under letters of credit, or guarantees of any such obligations issued by others) pursuant to a bond, debenture, note or other evidence of Debt in excess of $25,000,000 (including a default with respect to senior debt securities of any other series), or acceleration of such Debt for another default thereunder, without such Debt having been discharged, or such acceleration having been rescinded or annulled, within 30 days after written notice thereof to us by the senior indenture trustee or to the senior indenture trustee and us by the holders of at least 33% in aggregate principal amount of the senior debt securities of such series outstanding;

(5)
the occurrence of certain events of bankruptcy, insolvency, reorganization, assignment or receivership relating to us, whether voluntary or involuntary, specified in the applicable indenture, including, without limitation, the commencement by us of a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law, our consent to an order for relief in an involuntary case under any such law, an assignment for the benefit of creditors or the taking of any other corporate actions in furtherance of the foregoing; or

(6)
any other event of default specified in the applicable prospectus supplement with respect to debt securities of such series.

We will reserve the right to amend the senior indenture without any consent or other action of the holders of any series of senior debt securities, including any senior debt securities issued after the date of this prospectus, to increase the amount specified in (4) above from $25,000,000 to $100,000,000.
No event of default with respect to the debt securities of a particular series necessarily constitutes an event of default with respect to the debt securities of any other series issued under the applicable indenture. If provided in the applicable prospectus supplement, events of default similar to the events of default described in (3) and (4) above, as they may be amended, may be applicable to a series of subordinated debt securities.
If an event of default with respect to any series of debt securities occurs and is continuing, either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, unless otherwise indicated in the applicable prospectus supplement, may declare, by notice in writing, the principal amount of and interest on all debt securities of such series to be due and payable immediately; provided, however, that if an event of default occurs and is continuing with respect to more than one series of debt securities under a particular indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series under that particular indenture, considered as one class, may make such declaration of acceleration under that particular indenture and not the holders of the debt securities of any one of such series.
At any time after an acceleration of the debt securities of any series has been declared, but before a judgment or decree for the payment of the principal amount of the debt securities has been obtained, if we pay or deposit with the applicable trustee a sum sufficient to pay all matured installments of interest and the principal and premium, if any, which have become due otherwise than by acceleration and any amounts due to the applicable trustee, and all defaults shall have been cured or waived, then such payment or deposit will cause an automatic rescission and annulment of the acceleration of the debt securities.
The senior indenture provides, and the subordinated indenture will provide, that the applicable trustee generally will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities unless such holders have offered to the applicable trustee reasonable security or indemnity. Subject to such provisions for indemnity and certain other limitations contained in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series under that indenture generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred on that trustee, with respect to the debt securities of that series; provided, however, that if an event of default occurs and is continuing with respect to more than one series of debt securities under a particular indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of all those series under a particular indenture, considered as one class, will have the right to make such direction, and not the holders of the debt securities of any one series.
The holders of a majority in principal amount of the outstanding debt securities of any series generally will have the right to waive any past default or event of default under the applicable indenture on behalf of all holders of debt securities of that series, except a default in the payment of principal of, premium, if any, or interest on such debt securities. The senior indenture provides that no holder of senior debt securities of any series may institute any action against us under or with respect to the senior indenture, and the subordinated indenture will provide that no holder of subordinated debt securities of any series may institute any action against us under or with respect to the subordinated indenture or the subordinated debt securities, in each case, except as described in the next paragraph or unless such holder previously shall have given to the trustee for such series written notice of default and continuance thereof with respect to the debt securities of such series and unless the holders of not less than a majority in aggregate principal amount of the debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, shall have requested the trustee for such series to institute such action and shall have offered that trustee reasonable indemnity, and the trustee for such series shall not have instituted such action within 60 days of such request. Furthermore, no holder of debt securities of any series will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holder of debt securities of such series.
Notwithstanding the foregoing, each holder of debt securities has the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and interest on such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.
The senior indenture provides, and the subordinated indenture will provide, that the applicable trustee, within 90 days after the occurrence of a default with respect to the debt securities of any series actually known to the applicable trustee, is required to give the holders of the debt securities of that series notice of such default, unless cured or waived, but, except in the case of default in the payment of principal of, premium or interest on any debt securities of that series, the trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. We are required to deliver to the senior indenture trustee, and will be required to deliver to the trustee under the subordinated indenture, each year a certificate as to whether or not, to the knowledge of the officer signing such certificate, we are in compliance with the conditions and covenants under the applicable indenture.
Modification
The applicable trustee and we may modify and amend the applicable indenture with the consent of the holders of a majority in principal amount of the debt securities of all series under that indenture considered as one class, or if there are debt securities of more than one series outstanding and if a proposed modification or amendment directly affects the rights of the holders of the debt securities of one or more, but less than all, of such series, then the consent only of the holders of a majority in aggregate principal amount of the debt securities of all series so directly affected by such modification or amendment, considered as one class, provided that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:
•
change the maturity date of any debt security;

•
reduce the rate, or change the method of calculation thereof, or extend the time of payment of interest on any debt security;

•
reduce the principal amount of, or premium payable on, any debt security;

•
change the coin or currency of any payment of principal of, premium, if any, or interest on any debt security;

•
change the date on which any debt security may be redeemed or adversely affect the rights of a holder to institute suit for the enforcement of any payment on any debt security; or

•
modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to modify or amend the applicable indenture or to waive any past default.

The applicable trustee and we may modify and amend the applicable indenture without the consent of the holders:
•
to change or eliminate any of the provisions of the applicable indenture, provided that any such change or elimination shall become effective only when there are no outstanding debt securities created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision or such change or elimination is applicable only to debt securities issued after the effective date of such change or elimination;

•
to establish the form of the debt securities of any series as permitted by the applicable indenture or to establish or reflect any terms of the debt securities of any series as determined by the applicable indenture;

•
to evidence the succession of another corporation to us as permitted by the applicable indenture, and the assumption by any successor of our covenants in the applicable indenture and in the debt securities;

•
to grant or confer upon the applicable trustee for the benefit of the holders of one or more series of debt securities any additional rights, remedies, powers or authority;

•
to permit the applicable trustee to comply with any duties imposed upon it by law;

•
to specify further the duties and responsibilities of, and to define further the relationships among, the applicable trustee, any authenticating agent and any paying agent, and to evidence the succession of a successor trustee as permitted under the applicable indenture;

•
to add to our covenants for the benefit of the holders of one or more series of debt securities or to surrender a right conferred on us in the applicable indenture;

•
to add security for all of the debt securities under the applicable indenture;

•
to add an event of default with respect to one or more series of debt securities;

•
to supply omissions, cure ambiguities or correct defects, which actions, in each case, are not prejudicial to the interests of the holders of debt securities under the applicable indenture in any material respect; or

•
to make any other change that is not prejudicial to the holders of the applicable debt securities.

A supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture (or any supplemental indenture) which has expressly been included solely for the benefit of one or more series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or provision, will be deemed not to affect the rights under the applicable indenture of the holders of debt securities of any other series.
Defeasance and Discharge
The senior indenture provides, and the subordinated indenture will provide, that we will
(1)
be discharged from any and all obligations in respect of the debt securities of any series then outstanding under the applicable indenture, except for certain obligations to register the transfer or exchange of the debt securities of such series, replace stolen, lost or mutilated notes, maintain paying agencies and hold monies for payment in trust; or

(2)
be released from the obligations of the senior indenture with respect to the senior debt securities of any series or the subordinated indenture with respect to the subordinated debt securities of any series under any covenants applicable to the debt securities of such series which are subject to covenant defeasance as described in the supplemental indenture or other instrument establishing such series.

In the case of either (1) or (2), we are required to deposit, in trust, with the applicable trustee, money and/or U.S. government obligations, which through the payment of interest on those obligations and principal of those obligations in accordance with their terms will provide money in an amount sufficient, without reinvestment, to make all payments of principal of, premium, if any, and interest on the debt securities of such series on the dates such payments are due (which may include one or more redemption dates designated by us). This trust may only be established if, among other things, (A) no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the applicable indenture has occurred and is continuing on the date of the deposit, (B) the deposit will not cause the applicable trustee to have any conflicting interest with respect to our other securities and (C) we have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes (and, in the case of paragraph (1) above, such opinion of counsel is based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law) as a result of the deposit or defeasance and will be subject to federal income tax in the same amounts, in the same manner and at the same times as if the deposit and defeasance had not occurred.
We may be discharged under paragraph (1) with respect to debt securities of any series notwithstanding our prior release under paragraph (2). If we exercise our discharge option for debt securities of any series, payment of the debt securities of such series may not be accelerated because of a subsequent event of default. If we exercise our release option for debt securities of any series, payment of the debt securities of such series may not be accelerated by reference to a subsequent breach of any of the covenants noted under clause (2) in the preceding paragraph. In the event we omit to comply with our remaining obligations with respect to the debt securities of any series under the applicable indenture after exercising our release option and the debt securities of such series are declared due and payable because of the subsequent occurrence of any event of default, the amount of money and U.S. government obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from that event of default. However, we will remain liable for those payments.
Consolidation, Merger and Sale or Disposition of Assets
We have agreed (or will agree with respect to the subordinated debt securities) not to consolidate with or merge into any other corporation (or other entity with respect to the subordinated debt securities) or sell or otherwise dispose of our properties substantially as an entirety to any person unless:
•
the successor corporation (or entity under the subordinated indenture) or the person that receives such properties pursuant to such sale or other disposition shall be a corporation (or entity under the subordinated indenture) organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia; and

•
the successor corporation (or entity under the subordinated indenture) or the person that receives such properties pursuant to such sale or other disposition assumes by supplemental indenture the due and punctual payment of the principal of, premium, if any, and interest on all the debt securities and the performance of every covenant of each indenture to be performed or observed by us.

Upon any such consolidation, merger, sale or other disposition of our properties substantially as an entirety, the successor corporation (or entity under the subordinated indenture) formed by such consolidation or into which we are merged or the person to which such sale or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, us under the applicable indenture with the same effect as if such successor corporation (or entity under the subordinated indenture) or person had been named as us therein and we will be released from all obligations under the applicable indenture.
Resignation or Removal of Trustees
A trustee may resign at any time upon written notice to us specifying the day upon which the resignation is to take effect and such resignation will take effect immediately upon the later of the appointment of a successor trustee and such specified day. A trustee may be removed at any time with respect to debt securities of any series by an instrument or concurrent instruments in writing filed with such trustee and signed by the holders, or their attorneys-in-fact, of a majority in principal amount of such series of debt securities then outstanding. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove a trustee upon notice to the holder of each debt security outstanding under the applicable indenture and the trustee, and the appointment of a successor trustee.
Concerning the Senior Indenture Trustee
We and our affiliates maintain corporate trust and other banking relationships with The Bank of New York Mellon Trust Company, N.A. and its affiliates.
Governing Law
The senior indenture is, and the subordinated indenture and the related senior debt securities and subordinated debt securities will be, governed by New York law.

DESCRIPTION OF COMMON STOCK
General
The following statements describing our common stock are not intended to be a complete description but rather are a summary of certain rights and distinguishing characteristics relating to the common stock currently authorized by our Restated Articles of Incorporation, as amended (“articles of incorporation”). For additional information, please see our articles of incorporation and by-laws. Each of these documents has been previously filed with the SEC and each is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the laws of the state of Missouri.
Under our articles of incorporation, we are authorized to issue 400,000,000 shares of common stock, $.01 par value per share, and 100,000,000 shares of preferred stock, $.01 par value per share. As of September 30, 2023, 262,903,726 shares of common stock were outstanding and, on the date of this prospectus, no shares of preferred stock were outstanding.
Dividend Rights and Limitations
The holders of our common stock are entitled to receive such dividends as our board of directors may from time to time declare, subject to any rights of the holders of our preferred stock, if any is outstanding. Our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or otherwise transfer funds to us. Various financing arrangements, corporate organizational documents and statutory and regulatory requirements may impose restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances.
Voting Rights
Except as otherwise provided by law and subject to the voting rights of holders of our preferred stock, if any is outstanding, the holders of our common stock have the exclusive right to vote for the election of directors and for all other purposes. Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote at a meeting of shareholders, including the election of directors, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors and the holders of the remaining shares voting for the election of directors will not be able to elect any directors. The common stock shall vote together as a single class. The holders of our common stock are not entitled to cumulate votes for the election of directors. At annual and special meetings of shareholders, a majority of the outstanding shares of common stock constitutes a quorum.
Liquidation Rights
In the event of any liquidation, dissolution or winding up of our affairs, voluntarily or involuntarily, the holders of our common stock will be entitled to receive the remainder, if any, of our assets after the payment of all our debts and liabilities and after the payment in full of any preferential amounts to which holders of any preferred stock may be entitled.
Uncertificated Shares and Certificates of Stock
The interest of each shareholder of any class of our stock shall not be evidenced by certificates for shares and all shares of all classes of stock shall be uncertificated shares; provided, however, that (a) any shares of our stock represented by a certificate shall continue to be represented by such certificate until such certificate is surrendered to us and (b) we may, at our option but without obligation, issue certificates for some or all of any shares of some or all of any classes of stock as we determine from time to time.
Miscellaneous
The outstanding shares of common stock are, and any shares of common stock sold hereunder will be, upon payment for them, fully paid and non-assessable. The holders of our common stock are not entitled to any preemptive or preferential rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Our common stock does not contain any redemption provisions or conversion rights.

Transfer Agent and Registrar
Equiniti Trust Company serves as transfer agent and registrar for our common stock.
Certain Anti-Takeover Matters
Our articles of incorporation and by-laws include a number of provisions that may have the effect of discouraging persons from acquiring large blocks of our stock or delaying or preventing a change in our control. The material provisions that may have such an effect include:
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authorization for our board of directors to issue our preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters);

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advance notice procedures with respect to nominations of directors or proposals other than those adopted or recommended by our board of directors;

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the prohibition of shareholder action by less than unanimous written consent without a meeting; and

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provisions specifying that only the chief executive officer, the board of directors (by a majority vote of the entire board of directors) or, for certain purposes, shareholders owning 25% of our outstanding common stock for certain purposes may call special meetings of shareholders, and that the chairman of the meeting may adjourn a meeting of shareholders from time to time, whether or not a quorum is present.

In addition, the Missouri General and Business Corporation Law, or the MGBCL, contains certain provisions, including control share acquisition provisions and business combination provisions that would be applicable to certain mergers, share exchanges or sales of substantially all assets involving us or a subsidiary and a significant shareholder and which could have the effect of substantially increasing the cost to the acquiror and thus discouraging any such transaction. The MGBCL permits shareholders to adopt an amendment to the articles of incorporation opting out of the control share acquisition provisions, and our articles of incorporation opt out of such provisions.
Under the Illinois Public Utilities Act, Illinois Commerce Commission approval is required for any transaction which, regardless of the means by which it is accomplished, results in a change in the ownership of a majority of the voting capital stock of an Illinois public utility or the ownership or control of any entity which owns or controls a majority of the voting capital stock of a public utility. Because we control a majority of the voting stock of Ameren Illinois, a public utility subject to Illinois utility regulation, any change in our ownership or control, within the meaning of the Illinois Public Utilities Act, would require Illinois Commerce Commission approval. Certain acquisitions by any person of our outstanding voting shares would also require approval under the Federal Power Act and the Atomic Energy Act of 1954, as amended.

DESCRIPTION OF PREFERRED STOCK
General
The following statements describing our preferred stock are not intended to be a complete description but rather are a summary of certain preferences, privileges, restrictions and distinguishing characteristics relating to the preferred stock currently authorized by our articles of incorporation. For additional information, please see our articles of incorporation and by-laws. Each of these documents has been previously filed with the SEC and each is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the laws of the state of Missouri. The other terms and provisions of each series of preferred stock (as defined below) will be set forth in a resolution adopted by our board of directors establishing such series of preferred stock and will be described in the prospectus supplement relating to such offering.
Our authorized preferred stock consists of 100,000,000 shares of preferred stock, $.01 par value per share. When used in this prospectus, the term “preferred stock,” unless the context indicates otherwise, means all the authorized shares of our preferred stock, whether currently outstanding or hereafter issued. No shares of preferred stock were outstanding as of the date of this prospectus.
The following terms and other information with respect to any series of preferred stock will be contained in a prospectus supplement:
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the series designation;

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the number of shares in such series;

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the dividend rate, or how such rate will be determined, and the dividend payment dates for the series;

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whether the series will be listed on a securities exchange;

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the date or dates on which the series of preferred stock may be redeemed at the option of Ameren and any restrictions on such redemptions;

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any sinking fund or other provisions that would obligate Ameren to repurchase, redeem or retire the series of preferred stock;

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the amount payable to holders of the series of preferred stock in case of the liquidation, dissolution or winding up of Ameren and any additional amount, or method of determining such amount, payable in case any such event is voluntary;

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the extent to which the preferred stock is entitled to any preference in dividend or liquidation payments;

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any rights to convert the shares of the series of preferred stock into shares of another series or into shares of any other class of capital stock;

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the voting rights, if any; and

•
any other terms that are not inconsistent with the provisions of our articles of incorporation.

Issuance in Series; Rank
The authorized but unissued shares of preferred stock may be issued in one or more series from time to time upon such terms and in such manner, with such variations as to dividend rates (which may be fixed or variable), dividend periods and payment dates, the prices at which, and the terms and conditions on which, shares may be redeemed or repurchased, and sinking fund provisions, if any, as may be determined by our board of directors. Except for such characteristics, as to which our board of directors has discretion, and as otherwise provided in the applicable prospectus supplement, all series of preferred stock rank equally and are alike in all respects.
Unless otherwise indicated in the applicable prospectus supplement, our preferred stock will rank senior with respect to dividends and liquidation rights to our common stock.

Dividend Rights
Each series of preferred stock will have the dividend rights described in the applicable prospectus supplement.
Optional Redemption Provisions
Each series of preferred stock will have the redemption provisions described in the applicable prospectus supplement.
Voting Rights
Except as provided by law or in the applicable prospectus supplement, holders of preferred stock will not be entitled to vote for the election of directors or for any other purpose. Under Missouri law, holders of preferred stock have the right to vote as a class on any amendment to our articles of incorporation that would increase or decrease the number of authorized shares of the preferred stock, increase or decrease the par value of the preferred stock, create a new class of shares senior to the preferred stock, increase the rights and preferences or the number of authorized shares of any class of shares senior to the preferred stock, or adversely affect the preferred stock’s preferences or special or relative rights, but if less than all series of a class are adversely affected, then the affected series have the right to vote as a class on such amendment.
Liquidation Rights
Each series of preferred stock will have the liquidation rights described in the applicable prospectus supplement.
Restrictions on Certain Corporate Actions
Our articles of incorporation and by-laws include a number of provisions that may have the effect of discouraging persons from acquiring large blocks of our stock or delaying or preventing a change in our control. See “Description of Common Stock — Certain Anti-Takeover Matters.”
Preemptive Rights
Holders of preferred stock have no preemptive rights to subscribe for or purchase any securities issued by us.
Miscellaneous
Shares of preferred stock, when issued by us upon receipt of the consideration therefor, will be fully paid and non-assessable.
Transfer Agent and Registrar
Equiniti Trust Company serves as transfer agent and registrar for our preferred stock.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock or preferred stock at a future date or dates. The consideration per share of common stock or preferred stock and the number of shares of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and beneficial interests in:
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senior debt securities or subordinated debt securities, or

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debt obligations of third parties, including U.S. treasury securities,

that would secure the holders’ obligations to purchase common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of some or all of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.
The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units.

BOOK-ENTRY SYSTEM
Unless otherwise indicated in the applicable prospectus supplement, the securities will trade through DTC. The securities will be represented by one or more global certificates and initially registered in the name of Cede & Co., DTC’s nominee. Upon issuance of the securities, DTC or its nominee will credit, on its book-entry registration and transfer system, the amount of the securities represented by such global certificates to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants. The global certificates will initially be deposited with the applicable trustee as custodian for DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to its Direct Participants and Indirect Participants are on file with the SEC.
Purchases of global securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the global securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the global securities except in the event that use of the book-entry system for the global securities is discontinued.
To facilitate subsequent transfers, all global securities deposited by Direct Participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee will effect no change in beneficial ownership. DTC will have no knowledge of the actual Beneficial Owners of the global securities; DTC’s records will reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners may wish to take certain steps to augment transmission to them of notices of significant events with respect to the global securities, such as redemptions, tenders, defaults and proposed amendments to the applicable indenture. Beneficial Owners may wish to ascertain that the nominee holding the global securities for their benefit has agreed to obtain and transmit notices to the Beneficial

Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.
Any redemption notices will be sent to DTC. If less than all of a series of global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy (the “Omnibus Proxy”) to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Payments of principal, premium, if any, interest, distributions and dividends and redemption proceeds, if any, on the global securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the applicable trustee or agent on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Direct Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street-name,” and will be the responsibility of such Participants and not of DTC, the applicable trustee or agent for such securities or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, interest, distributions and dividend payments and redemption proceeds, if any, to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the applicable trustee or agent and us, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving us reasonable notice. In the event no successor securities depositary is obtained, certificates for the securities will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the securities. In that event, certificates for such securities will be printed and delivered. If certificates for such securities are printed and delivered,
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the securities will be issued in fully registered form without coupons;

•
a holder of certificated securities would be able to exchange those securities, without charge, for an equal aggregate principal amount of securities of the same series, having the same issue date and with identical terms and provisions; and

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a holder of certificated securities would be able to transfer those securities without cost to another holder, other than for applicable stamp taxes or other governmental charges.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources, including DTC, that we believe to be reliable, but we take no responsibility for the accuracy thereof.
None of the trustees, us or any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

SELLING SECURITYHOLDERS
Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. If authorized by us, the initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each selling securityholder, the number and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement, the number and type of securities to be offered for the securityholder’s account and the amount and (if one percent or more) the percentage of the class to be owned by such securityholder after completion of the offering. The applicable prospectus supplement also will disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We and any selling securityholder may sell the securities offered pursuant to this prospectus on a continuous or delayed basis:
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through underwriters or dealers;

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directly; or

•
through agents.

This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.
The applicable prospectus supplement will set forth the terms under which the securities are offered, including the name or names of any underwriters, dealers or agents, the respective amounts offered, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting compensation, any initial offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers.
Any initial offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in an offering, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms. The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular securities together with the members of the underwriting syndicate, if any. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the particular securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities being offered if any are purchased.
We and any selling securityholder may sell the securities directly or through agents designated from time to time. The applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the securities in respect of which such prospectus supplement is delivered and any commissions payable by us to such agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the securities at the public offering price and on the terms described in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.
Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agent. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.
Any underwriters, dealers or agents participating in the distribution of the securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Agents, dealers and underwriters may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect of these liabilities. Agents, dealers and underwriters may engage in transactions with or perform services for us in the ordinary course of business.

Unless otherwise indicated in the applicable prospectus supplement, except for our common stock, which is listed on the New York Stock Exchange, we do not intend to list the other securities described in this prospectus on a national securities exchange.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.
LEGAL MATTERS
Morgan, Lewis & Bockius LLP, New York, New York, and Chonda J. Nwamu, Esq., our Executive Vice President, General Counsel and Secretary, will pass upon the validity of the offered securities for us. As of September 30, 2023, Ms. Nwamu owned 37,299 shares of our common stock held directly and owned 326 share equivalents of our common stock held indirectly through the Ameren Corporation Savings Investment Plan. Certain legal matters will be passed upon for any underwriters, dealers, purchasers or agents by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP represents us and certain of our affiliates from time to time in connection with various matters. All matters pertaining to our incorporation and all other matters of Missouri law relating to us will be passed upon by Ms. Nwamu. As to all matters based on the law of the State of Missouri, Morgan, Lewis & Bockius LLP will rely on the opinion of Ms. Nwamu. As to all matters based on the law of the State of New York, Ms. Nwamu will rely on the opinion of Morgan, Lewis & Bockius LLP.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$520,000,000
Common Stock

Prospectus Supplement
May   , 2025

Joint Book-Running Managers
Goldman Sachs & Co. LLC J.P. Morgan Barclays Wells Fargo Securities